Exhibit 10.28

KAGY Holding Company, Inc.

2558 Wagener Road

Aiken, SC 29801

[NAME]

[ADDRESS]

Re:	Grant of Stock Options

Dear [NAME]:

KAGY Holding Company, Inc. (the “Company”) and you hereby agree that the terms and conditions regarding the stock options (“Options”) granted to you under the Company’s 2006 Stock Option Plan (the “Plan”) are as provided below.

1. Definitions. For the purposes of this Agreement, the following terms have the indicated meanings:

“Board” means the Board of Directors of the Company.

“Cause” has the meaning given to such term in the Plan.

“Change in Control” has the meaning given to such term in the Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” has the meaning given to such term in the Plan.

“GAAP” means Generally Accepted Accounting Principles.

“Good Reason” means (1) a material reduction by the Company in your degree of responsibility and authority (other than in connection with an acquisition of the Company or any of its subsidiaries if your direct reporting responsibility remains unchanged), which reduction is not cured within twenty (20) days of you having provided the Board with written notice of said reduction; (2) the Company’s failure to pay your then current Base Salary (as defined in the Severance Plan) or bonus in accordance with the Company’s payroll practices, which failure is not cured within twenty (20) days of you having provided the Board with written notice of said failure; or (3) the occurrence of any significant life-changing event to you that you reasonably and in good faith believe would significantly impair your ability to perform your duties to the Company, which you provide the Company written notice of within ten (10) days of such occurrence.

“Option” has the meaning given to such term in the Plan.

“Person” has the meaning given to such term in the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Severance Plan” means the Company’s Severance Plan, established as of April 7, 2006.

“Stockholders Agreement” means the Stockholders Agreement dated as of April 7, 2006, among the Company, the stockholders of the Company party thereto and the other parties thereto, as the same may be amended from time to time and in effect on the date of determination.

“Subsidiary” means any subsidiary corporation (as such term is defined in section 424(1) of the Code) of the Company.

2. Option Terms.

(a) Grant. You hereby are granted Options to purchase up to [            ] shares of common stock in the Company (the “Stock”) as of the date first written above (the “Grant Date”). The Stock issuable on exercise of the Options is hereinafter referred to as the “Option Stock.” The strike price per share of Stock, subject to adjustment pursuant to Section 10 below, for which all or any of the Option Stock may be purchased pursuant to the terms hereunder shall be $10.00 per share (the “Strike Price”), which is equal to the fair market value per share on the date hereof, payable upon exercise as set forth in Section 3 below. Your Options will expire at the close of business on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”), subject to earlier expiration as provided below. The Options granted you are not intended to be Incentive Stock Options under Section 422 of the Internal Revenue Code.

(b) Exercisability.

(i) Vesting. Your Options will be exercisable only to the extent that they have vested. Fifty percent (50%) of your Options (“Time Vest Options”) will vest as follows: one-third of the total Time Vest Options granted to you hereunder shall vest on April 7, 2007, one-third of the total Time Vest Options granted to you hereunder shall vest on April 7, 2008, and one-third of the total Time Vest Options granted to you hereunder shall vest on April 7, 2009; provided, however, that vesting of such Time Vest Options will occur if and only if you have been continuously employed by the Company or any Subsidiary (excluding periods of temporary disability or approved leaves of absence) from the date of this Agreement through such vesting dates. Fifty percent (50%) of your Options (“Performance Vest Options”) will vest as follows: one-third of the total Performance Vest Options granted to you hereunder shall vest on April 7, 2007, one-third of the total Performance Vest Options granted to you hereunder shall vest on April 7, 2008, and one-third of the total Performance Vest Options granted to you hereunder shall vest on April 7, 2009; provided, however, that vesting of such Performance Vest Options will occur if and only if (1) you have been continuously employed by the Company or any Subsidiary (excluding periods of temporary disability or approved leaves of absence) from the date of this Agreement through such vesting dates and (2) as of each such vesting date the Company has either:

(A) met or exceeded (as determined on a basis consistent with the calculation methodologies used in the preparation of the pro forma EBITDA projections for the Company previously distributed to you) the annual EBITDA target for the prior fiscal year as set forth below:

Fiscal Year	Annual EBITDA Target
$
$
$

or

(B) met or exceeded (as determined on a basis consistent with the calculation methodologies used in the preparation of the pro forma EBITDA projections for the Company previously distributed to you) the cumulative EBITDA target for the prior fiscal years as set forth below:

Fiscal Years	Cumulative EBITDA Target
$
$

Further, notwithstanding the foregoing, (X) in the event that the annual and/or cumulative EBITDA targets set forth in Sections 2(b)(i)(2)(A) and 2(b)(i)(2)(B) above are not met or exceeded for a given fiscal year or years, the Board may (but shall not be obligated to) at any time prior to the Expiration Date, in the Board’s sole and unreviewable discretion and whether due to the achievement by the Company of an acceptable EBITDA threshold for a sale of the Company or otherwise, deem such EBITDA targets set forth above satisfied for such fiscal year(s) for the purposes of determining the vesting of your Performance Vest Options and (Y) if your employment is terminated without Cause or for Good Reason (other than pursuant to clause (3) of the definition of Good Reason) within one hundred eighty (180) days prior to, or twelve (12) months following, a Change in Control, such termination shall be deemed to be as a result of a Change in Control, and for purposes of this Agreement, you shall be deemed to have been employed by the Company on the date of the Change in Control and the vesting and exercisability of both your Time Vest Options and Performance Vest Options shall be controlled by subsection (d) of this Section 2.

(c) Termination of Options. In no event shall any part of your Options be exercisable after the Expiration Date set forth in Section 2(a). If your employment by the Company or any Subsidiary is terminated without Cause or for Good Reason, any of your Options not vested on the date of termination shall expire and be forfeited. If your employment is terminated for Cause or other than for Good Reason, all of your unexercised options, whether or not vested, shall expire and be forfeited as of the date of such termination. A termination for “Cause” shall be determined by the Board.

(d) Change in Control. Upon the occurrence of a Change in Control, any Options not vested on the date of such Change in Control and for which the vesting term has not expired under Section 2(b)(i) (so that such Options retain the possibility of future vesting as of the time immediately prior to the Change in Control) shall vest and become immediately exercisable. You shall have ninety (90) days following the later of the date of such Change in Control or the date of the termination of your employment if deemed to be as a result of a Change in Control pursuant to the other provisions of this Agreement or the Severance Plan to exercise any vested Options, after which the Options shall terminate.

(e) Call Option.

(i) Repurchase Right. Except as the Company may otherwise agree with you with respect to your Options, if your employment by the Company or any Subsidiary is terminated without Cause, for Good Reason, or as a result of your death or disability, the Company or the Investors (as defined in the Stockholders Agreement) may purchase (the “Call Option”) all or any portion of the Options that are then exercisable and held by you or originally issued to you, but held by one or more Permitted Transferees (as defined in the Stockholders Agreement) (collectively, the “Optionholder Call Group”) at a price equal the difference between (A) the Board’s good faith determination of the fair market value of the shares of Stock underlying the portion of the Options to be purchased as of the applicable reference date (“Fair Market Value”), minus (B) the aggregate Strike Price of such portion of the Options to be purchased. If the Company has a right to repurchase your shares of Stock pursuant to the provisions of this paragraph, the Company may exercise such call right regardless of whether you continue to have a right to exercise the Options under Section 2(c).

(ii) Call Notice from Company. Any Call Option may be exercised by the Company by delivery of written notice thereof (the “Call Notice”) to all members of the Optionholder Call Group not later than the later of (A) the 90th day after the last day on which any Options held by you are exercisable, and (B) the 60th day after the date (the “Termination Date”) of your termination without Cause, for Good Reason, or as a result of your death or disability (such period, a “Call Option Exercise Period”). The Call Notice shall state that the Company has elected to exercise the Call Option, and the number and price of the Options with respect to which the Call Option is being exercised.

(iii) Call Notice from Investors. If the Company does not deliver a Call Notice in accordance with the terms of clause (ii) above, the Investors shall have the right to exercise the Call Option by delivering a Call Notice to all members of the Optionholder Call Group not later than the later of (A) the 90th day after the last day on which any Options held by you are exercisable, and (B) the 70th day after the Termination Date (such period, a “Call Option Exercise Period”) by following the procedure, and complying with the terms and conditions, set forth in the remainder of this Section 2(e) as if they were the Company.

(iv) Consideration. In connection with the exercise of a Call Option, the Company or the Investors shall provide consideration to you equal to the purchase price set forth in clause (ii) above at the closing of any such purchase. Such consideration shall be (A) in cash or (B) to the extent any such cash payment would constitute, result in or give rise to any breach or violation of, or any default or right or cause of action under, any agreement for borrowed money to which the Company or any of its Subsidiaries are, from time to time, a party, an interest bearing promissory note, which promissory note will be payable when a Change of Control or Initial Public Offering (each as defined in the Stockholders Agreement) occurs.

(v) Closing. The closing of any purchase of Options pursuant to this Section 2(e) shall take place as soon as reasonably practicable and in no event later than 30 days after termination of the applicable Call Option Exercise Period at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine. At the closing of any purchase of Options following the exercise of any Call Option, the holders of the Options to be sold shall deliver to the Company a certificate or certificates representing the Options to be purchased by the Company or the purchasing Investors free and clear of any lien or encumbrance, with any necessary stock (or equivalent) transfer tax stamps affixed for transfer with signature guaranteed, and the Company or the purchasing Investors shall pay to such holder by certified or bank check or wire transfer of immediately available federal funds or such other consideration, as may be applicable, the purchase price of the Options being purchased. The delivery of a certificate or certificates for Options by any Person selling Options pursuant to any Call Option shall be deemed a representation and warranty by such Person that: (A) such Person has full right, title and interest in and to such Options; (B) such Person has all necessary power and authority and has taken all necessary action to sell such Options as contemplated; (C) such Option is free and clear of any and all liens or encumbrances and (D) there is no Adverse Claim (as defined in the Stockholders Agreement) with respect to such Options.

(vi) Acknowledgement. You acknowledge and hereby agree that neither the Company, any Investor nor any Person directly or indirectly affiliated with the Company or any Investor (in each case whether as a partner, director, officer, manager, employee, agent or otherwise) shall have any duty or obligation to affirmatively disclose to you, and you shall not have any right to be advised of, any material information regarding the Company or otherwise at any time prior to, upon, or in connection with any termination of your employment with the Company or any Subsidiary upon the exercise of any Call Option or any purchase of Options in accordance with the terms hereof.

3. Procedure for Exercise. You may exercise all or any portion of your Options to the extent permitted hereby, at any time and from time to time by delivering written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of an amount equal to the product of (i) the Strike Price multiplied by (ii) the number of shares of Option Stock to be acquired. Payment of the Strike Price shall be payable (A) by certified or bank check or wire transfer of immediately available funds, (B) by delivery of previously acquired Stock (valued at its fair market value as determined in good faith by the Committee) held by you for at least six (6) months prior to the tender, (C) by the surrender of shares of Option Stock (valued at their fair market value as determined in good faith by the Committee) then issuable upon exercise of the Options, or (D) by a combination of (A), (B), and/or (C). The Company may delay effectiveness of any exercise of your Options for such period of time as may be necessary to comply with any contractual provisions to which it may be subject relating to the issuance of its securities.

4. Securities Law Restrictions. Unless a Registration Statement under the Securities Act of 1933 is in effect with respect to the Stock to be purchased upon exercise, you represent that when you exercise your Options you will be purchasing the Stock covered thereby for your own account and with no present intention of selling or transferring them. You agree that you will not sell or otherwise transfer the Stock except in compliance with all applicable securities and tax laws, and the requirements of any stock exchange upon which the Stock may then be listed. You further agree that you will not offer, sell or otherwise dispose of any Stock acquired upon exercise of your Options in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. The certificates for any Stock you purchase will bear such legends as the Company deems necessary, or desirable in connection with the Securities Act or other rules, regulations or laws.

5. Options Not Transferable. Your Options are personal to you and are not transferable by you other than by will or the laws of descent and distribution. During your lifetime only you (or your legal guardian or legal representative) may exercise your Options. In the event of your death, your Options may be exercised only by the executor or administrator of your estate or the person or persons to whom your rights under the Options shall pass by will or the laws of descent and distribution.

6. Conformity with Plan. Your Options are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you (i) acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan and (ii) acknowledge and agree that, as a condition to the receipt of Option Stock upon exercise of this Option, to the extent required by the Committee, you shall execute and deliver a counterpart signature page to a stockholder’s agreement or such other documentation which shall set forth certain restrictions on transferability of the Option Stock, a right of first refusal of the Company with respect to Option Stock, and such other terms or restrictions as the Board or Committee shall from time to time establish.

7. Continuation of Employment. Nothing in this Agreement shall confer upon you any right of employment with the Company or any Subsidiary for any period of time or to continue to receive your current (or other) rate of compensation.

8. Rights as a Stockholder. You shall have no rights as a stockholder of the Company with respect to the Stock subject to this Agreement until such time as the purchase price and any applicable withholding has been paid and the Stock has been issued and delivered to you.

9. Withholding of Taxes. The Company may, if necessary, withhold from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to the exercise of your Options, and the Company may defer any issuance of the securities purchased upon such exercise unless indemnified by you to its satisfaction against the payment of any such amount.

10. Adjustments. In the event of a reorganization, reclassification, or combination or other change in the Stock, the Committee shall, in order to prevent the dilution or enlargement of rights under your Options, make such adjustments in the number and type of Stock authorized by the Plan, the number and type of Stock covered by your Options and the Strike Price specified herein as may be determined to be appropriate and equitable.

11. Governing Law. This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made entirely within the State.

12. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you and to the Company at the addresses indicated below:

(a)	If to the Optionee:

[NAME]
[ADDRESS]

(b)	If to the Company:

KAGY Holding Company, Inc.
2558 Wagener Road
Aiken, SC 29801
Attention: Chief Financial Officer
Telecopy No.: (803) 643-1180

With a copy to:

Ropes & Gray LLP
One International Place
Boston, MA 02110-0110
Attention: Craig E. Marcus
Telecopy No.: (617) 951-7050

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the send party.

[Signature Page to Follow]

Please execute the extra copy of this Agreement in the space below and return it to the Chief Financial Officer at the Company’s offices set forth in Section 12 above confirm your understanding and acceptance of the agreements contained in this Agreement.

Very truly yours,

KAGY HOLDING COMPANY, INC.

By:
Name:
Title:

The undersigned hereby acknowledges that he has read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and therein.